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                                                                   Exhibit 10(e)
                             CAMPBELL SOUP COMPANY

                    SUPPLEMENTAL RETIREMENT BENEFIT PROGRAM
                           (As Amended June 24, 1993)



SECTION 1.     PURPOSE

         The purpose of the Program is to provide selected management or highly compensated employees of the Company and its Subsidiaries who are or were hired as executives in key management positions in the midst of their business careers with retirement benefits that may supplement the retirement income that they receive from designated Company sources, including the Qualified Plan and the Nonqualified Plans.

SECTION 2.       DEFINITIONS

         The following words and phrases, as used in the Program, shall have these meanings:

         (a)     "Board" means the Board of Directors of the Company.

         (b) "Committee" means the Compensation and Organization Committee of the Board.

         (c) "Company" means Campbell Soup Company, its successors and assigns.

         (d) "Effective Date" means the date on which this Program becomes effective pursuant to the provisions of Section 7 below.

         (e) "Nonqualified Plans" means the Company's excess benefit and supplemental pension arrangements as in effect from time to time on and after the Effective Date, but not including this Program or any other supplemental pension arrangement adopted on or after the Effective Date.

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         (f)     "Program" means the Company's Supplemental Retirement Benefit
Program set forth herein and as amended from time to time.

         (g) "Qualified Plan" means the Campbell Soup Company Retirement and Pension Plan for Salaried Employees as in effect from time to time on and after the Effective Date.

         (h) "Subsidiary" means a domestic corporation, the majority of the voting stock of which is owned directly or indirectly by the Company.

         (i) "Supplemental Retirement Benefit Agreement" means a written agreement, containing the terms and conditions set forth in Attachment A to the Program or such other terms and conditions as the Committee may, in its discretion, determine in accordance with Section 3 below, which may be entered into between the Company and an eligible individual pursuant to Section 3 below.

         (j) "Years of Service" means all the Executive's Years of Service, as that term is defined in the Qualified Plan, in the employ of the Company and any Subsidiary.

SECTION 3.       SUPPLEMENTAL RETIREMENT BENEFIT AGREEMENTS FOR
                 SELECTED EXECUTIVES

         The individuals eligible for Supplemental Retirement Benefit Agreements under the Program are employees of the Company or a Subsidiary who were hired before, on or after the Effective Date as executives in key management positions. The individuals to be covered by Supplemental Retirement Benefit Agreements shall be selected from among those eligible at any time and from time to time by the Committee in its sole discretion on recommendation of





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the Chief Executive Officer of the Company.  Each individual so selected, in order to receive benefits under the Program, must enter into with the Company a Supplemental Retirement Benefit Agreement, to be properly signed by the individual and by a duly authorized officer of the Company; provided that in no event shall any benefits be payable hereunder if the individual shall voluntarily and without the written consent of the Company terminate his employment with the Company or Subsidiary within one year after being so selected or such longer period as the Committee may determine. The grant of benefits under the Program to an individual shall not imply or preclude the grant of benefits under other programs of the Company.

SECTION 4.       GENERAL PROVISIONS

         (a)     Adoption of Program by Subsidiaries.

                 (i) Any Subsidiary may, with the consent of its board of directors and the approval of the Committee, participate in the Program for the benefit of one or more of its employees.

                 (ii) The costs of the Program (including benefits paid thereunder) shall be shared by the participating Subsidiaries on a pro rata basis as determined by the Committee.

         (b) Construction. This Program (i) is not intended to be qualified under section 401(a) of the Internal Revenue Code of 1954, as amended, and (ii) is intended to meet the requirements of sections 201(2), 301(a)(3) and 401(a)(1) of the Employee





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Retirement Income Security Act of 1974.  This Program shall be administered, interpreted and construed to carry out such intentions, and any provision hereof that cannot be so administered, interpreted and construed shall to that extent be disregarded.

         (c) Qualified and Nonqualified Plans not Affected. Any benefits payable pursuant to this Program are intended to be in excess of those, if any, payable under the Qualified Plan and the Nonqualified Plans.

         (d) Administration; Finality of Decisions. The Program shall be administered by the Committee. The Committee shall have all necessary powers to administer and interpret the Program, as well as any Supplemental Retirement Benefit Agreement issued thereunder. The Committee shall have full power and authority to adopt such rules, regulations and instruments for the administration of the Program as it deems necessary or advisable. The Committee's interpretations of the Program and of any Supplemental Retirement Benefit Agreement issued thereunder, as well as all actions taken and determinations made by the Committee pursuant to the powers vested in it hereunder, shall be conclusive and binding on all parties concerned.

         (e) Failure to Satisfy Conditions. If the Executive shall fail to satisfy any of the conditions set forth in Section 2 of the Supplemental Retirement Benefit Agreement, the Company shall not be obligated after such failure to pay any benefits remaining to be paid to or on behalf of the Executive, provided that, in the case of any alleged failure to satisfy the conditions set





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forth in Sections 2(b) or 2(c) of the Supplemental Retirement Benefit
Agreement, all of the following shall have taken place:

                 (i) the Secretary of the Company, at the direction of the Committee, shall have given written notice to the Executive (hereafter referred to as the "Notice") setting forth with reasonable specificity
         (A) the alleged failure, and (B) the loss of rights to benefits that will occur unless the Executive rectifies such failure to the satisfaction of the Committee within 30 days after his receipt of the Notice;

                 (ii) the Executive shall not have rectified such failure to the satisfaction of the Committee within 30 days after his receipt of the Notice; and

                 (iii) the Secretary of the Company at the direction of the Committee and after the expiration of the 30-day period referred to in clause (ii) above, shall have given written notice to the Executive that, in the opinion of the Committee, he has not rectified the failure.

         (f) Acceleration on Default. If the Company fails to pay in a timely manner the benefits due an Executive or his beneficiary under this Program and his Supplemental Retirement Benefit Agreement and if the Company neglects to remedy such failure within thirty days after having received written notice of it from the Executive or his beneficiary, then the Company shall thereupon pay to the Executive or his beneficiary as the case may be in full discharge of its obligations the lump-sum actuarial equivalent of all benefits remaining to be paid.





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         (g)     Actuarial Calculations.  Whenever it shall be necessary or appropriate to make an actuarial calculation under this Program the same actuarial factors, assumptions and procedures shall be followed as are used under the Qualified Plan.

         (h) Withholding. The Company may withhold from any benefits to be paid under this Program such amounts as it determines are required to be withheld under the laws or regulations of any governmental authority.

         (i) Claims Procedure. Any claim for benefits under this Program shall be delivered in writing by the Executive or his representative to the Committee in accordance with such rules as the Committee may from time to time establish. Within a reasonable time after receiving any claim for benefits under the Program, the Committee shall inform the claimant in writing whether such claim is allowed or denied. Any denial by the Committee of any claim for benefits under the Program shall be stated in writing by the Committee and delivered or mailed to the claimant and such notice shall be written in a manner calculated to be understood by the claimant and shall include (i) the specific reasons for the denial, including where appropriate, references to the Program, (ii) any additional information necessary to perfect the claim with an explanation of why the information is necessary and (iii) an explanation of the procedure for perfecting the claim. The claimant shall have 60 days after receipt of written notification of denial of his claim in which to file a written appeal with the Committee. As a part of any such appeal, the claimant may submit issues and comments





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in writing and shall, on request, be afforded an opportunity to review any documents pertinent to the perfection of his claim. The Committee shall render a written decision on the claimant's appeal ordinarily within 60 days of receipt thereof but, in no case, later than 120 days.

         (j) No Employment Rights. Neither the action of the Company in establishing the Program, nor any action taken by it or by the Board or the Committee under the Program, nor any provision of the Program, shall be construed as giving to any person the right to be retained in the employ of the Company or any Subsidiary.

         (k) Unfunded Obligation. The Executive and his beneficiary shall not have any right, title or interest whatsoever in any investments which the Company or a Subsidiary may make to aid it in meeting its obligations under this Program. All benefits under the Program represent an unsecured promise to pay by the Company. The Program shall be unfunded and the benefits hereunder shall be paid only from the general assets of the Company resulting in the Executives having no greater rights than the Company's general creditors; provided, however, nothing herein shall prevent or prohibit the Company from establishing a trust or other arrangement for the purpose of providing for the payment of the benefits payable under the Program.

         (l) Rights Non-Transferable. To the extent permitted by law, no benefit under this Program shall be transferable, alienable or assignable by the Executive or any beneficiary, nor shall any such right, interest or benefit be subject to





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anticipation, encumbrance, garnishment, attachment, execution or levy of any kind, voluntary or involuntary. Any attempt, voluntary or otherwise, to effect any such action shall, to the full extent permitted by law, be null and void. If, by reason of any attempt of the Executive or any beneficiary to alienate, charge, encumber or otherwise dispose of any benefit under this Program, or by reason of bankruptcy or insolvency, or because of any attachment, garnishment or other judicial or administrative proceedings, such benefit of the Executive or his beneficiary would (except for this paragraph) be payable to some person other than the Executive or his beneficiary, then the Committee may (in its sole discretion) terminate such benefit. Thereafter, the Committee may, in its sole discretion, apply all or any portion of the benefits that would otherwise have been payable, but for such termination, to the support and maintenance of the Executive or his beneficiary, as the case may be, or of a dependent family member.

         (m) Facility of Payment. If the Committee finds that the Executive or any beneficiary to whom a benefit is payable hereunder is unable to care for his affairs because of physical, mental or legal incompetence, the Committee, in its sole discretion, may cause any payment due to him hereunder for which prior claim has not been made by a duly qualified guardian or other legal representative to be paid to the person deemed by the Committee to be maintaining or responsible for the maintenance of the Executive or his beneficiary; and any such payment shall be deemed a





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payment for the account of the Executive or his beneficiary and shall constitute a complete discharge of any liability therefor under this Program. If an individual dies before receiving all the payments due him and without having a designated beneficiary, such payments may be made to his estate or to such relative or relatives of the deceased as the Committee deems advisable, preference being given to the following classes in the order named: (i) spouse, (ii) children, (iii) parents or (iv) other relatives by blood, marriage or adoption; and the receipt of such relative or relatives shall be a valid and complete discharge for the payment of such benefit.

         (n) Severability. In the event that any provision of this Program, or of any Supplemental Retirement Benefit Agreement issued thereunder, shall be determined to be invalid or unenforceable for any reason, the remaining provisions shall be unaffected thereby and shall remain in full force and effect.

         (o)     Notices.

                 (i) Any instrument to be delivered under this Program, or any Supplemental Retirement Benefit Agreement issued thereunder, to the Committee shall be deemed to have been properly delivered if and when received by the Secretary of the Company at the Company's General Offices.

                 (ii) Any instrument to be delivered under this Program to the Executive or his beneficiary shall be deemed to have been properly delivered in each case if and when received by the Executive or his beneficiary or upon deposit thereof, in a post office box regularly maintained by the United States





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         Government, in an envelope, properly stamped, addressed to the
         Executive or his beneficiary at his address as it appears from time to time on the books of the Company.

         (p) Miscellaneous. Use of the masculine gender in the Program and in any Supplemental Retirement Benefit Agreement issued thereunder shall be deemed to include the feminine gender. Headings are given to sections and paragraphs solely as a convenience to facilitate reference; such headings shall not affect the construction of any provision of the Program or any Supplemental Retirement Benefit Agreement issued thereunder.

SECTION 5.       AMENDMENT, SUSPENSION OR TERMINATION

         The Board may amend, suspend or terminate the Program in whole or part; but no such amendment, suspension or termination may adversely affect payment to an individual of benefits based upon his Years of Service to the date of such amendment, suspension or termination so long as he has previously entered into a Supplemental Retirement Benefit Agreement with the Company.

SECTION 6.       GOVERNING LAW

         The provisions of the Program and of any Supplemental Retirement Benefit Agreement issued thereunder shall be construed, administered and enforced in accordance with the laws of the State of New Jersey.

SECTION 7.       EFFECTIVE DATE





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         The Program shall become effective when adopted by the Board, and shall continue in effect until terminated in accordance with Section 5 above.

SECTION 8.  CHANGE IN CONTROL

         (a) Contrary Provisions. Notwithstanding anything contained in the Program or in any Supplemental Retirement Benefit Agreement (an "Agreement") to the contrary, the provisions of this Section 8 shall govern and supercede any inconsistent terms or provisions of the Program or any Agreement.

         (b) Definitions.

                 Change in Control. For purposes of the Program "Change in Control" shall mean any of the following events:

                          (A) The acquisition in one or more transactions by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) of "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding voting securities (the "Voting Securities"), provided, however, that for purposes of this Section 8(b)(A), the Voting Securities acquired directly from the Company by any Person shall be excluded from the determination of such Person's Beneficial Ownership of Voting Securities (but such Voting Securities shall be included in the calculation





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                 of the total number of Voting Securities then outstanding); or

                          (B) The individuals who, as of January 25, 1990, are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the Board; provided, however, that if the election, or nomination for election by the Company's stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of the Program, be considered as a member of the Incumbent Board; or

         (C) Approval by stockholders of the Company of (1) a merger or consolidation involving the Company if the stockholders of the Company, immediately before such merger or consolidation, do not own, directly or indirectly immediately following such merger or consolidation, more than eighty percent (80%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the Voting Securities immediately before such merger or consolidation or (2) a complete liquidation or dissolution of the Company or an agreement for the sale or other disposition of all or substantially all of the assets of the Company; or

                          (D) Acceptance of stockholders of the Company of shares in a share exchange if the stockholders of the





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                 Company, immediately before such share exchange, do not own, directly or indirectly immediately following such share exchange, more than eighty percent (80%) of the combined voting power of the outstanding voting securities of the corporation resulting from such share exchange in substantially the same proportion as their ownership of the Voting Securities outstanding immediately before such share exchange.

         Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because twenty-five percent (25%) or more of the then outstanding Voting Securities is acquired by (i) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Company or any of its subsidiaries, (ii) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition, (iii) any "Grandfathered Dorrance Family Stockholder" (as hereinafter defined) or (iv) any Person who has acquired such Voting Securities directly from any Grandfathered Dorrance Family Stockholder but only if such Person has executed an agreement which is approved by two-thirds of the Board and pursuant to which such Person has agreed that he (or they) will not increase his (or their) Beneficial Ownership (directly or indirectly) to 30%





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         or more of the outstanding Voting Securities (the "Standstill
         Agreement") and only for the period during which the Standstill Agreement is effective and fully honored by such Person. For purposes of this Section, "Grandfathered Dorrance Family Stockholder" shall mean at any time a "Dorrance Family Stockholder" (as hereinafter defined) who or which is at the time in question the Beneficial Owner solely of (v) Voting Securities Beneficially Owned by such individual on January 25, 1990, (w) Voting Securities acquired directly from the Company, (x) Voting Securities acquired directly from another Grandfathered Dorrance Family Stockholder, (y) Voting Securities which are also Beneficially Owned by other Grandfathered Dorrance Family Stockholders at the time in question, and (z) Voting Securities acquired after January 25, 1990 other than directly from the Company or from another Grandfathered Dorrance Family Stockholder by any "Dorrance Grandchild" (as hereinafter defined) provided that the aggregate amount of Voting Securities so acquired by each such Dorrance Grandchild shall not exceed five percent (5%) of the Voting Securities outstanding at the time of such acquisition. A "Dorrance Family Stockholder" who or which is at the time in question the Beneficial Owner of Voting Securities which are not specified in clauses (v), (w), (x), (y) and (z) of the immediately preceding sentence shall not be a Grandfathered Dorrance Family Stockholder at the time in question. For purposes of this Section, "Dorrance Family Stockholders"





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         shall mean individuals who are descendants of the late Dr. John T.
         Dorrance, Sr. and/or the spouses, fiduciaries and foundations of such descendants. A "Dorrance Grandchild" means as to each particular grandchild of the late Dr. John T. Dorrance, Sr., all of the following taken collectively: such grandchild, such grandchild's descendants and/or the spouses, fiduciaries and foundations of such grandchild and such grandchild's descendants.

         Moreover, notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.





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         Cause.  For purposes of the Program, a termination for "Cause" is a termination evidenced by a resolution adopted in good faith by two-thirds of the Board that the Executive (a) intentionally and continually failed to substantially perform his duties with the Company (other than a failure resulting from the Executive's incapacity due to physical or mental illness) which failure continued for a period of at least thirty (30) days after a written notice of demand for substantial performance has been delivered to the Executive specifying the manner in which the Executive has failed to substantially perform, or (b) intentionally engaged in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise; provided, however that no termination of the Executive's employment shall be for Cause as set forth in clause (b) above until
         (x) there shall have been delivered to the Executive a copy of a written notice setting forth that the Executive was guilty of the conduct set forth in clause (b) and specifying the particulars thereof in detail, and (y) the Executive shall have been provided an opportunity to be heard by the Board (with the assistance of the Executive's counsel if the Executive so desires). No act, nor failure to act, on the Executive's part, shall be considered "intentional" unless he has acted, or failed to act, with an absence of good faith and without a reasonable belief that his action or failure to act was in the best interest of the Company. Notwithstanding anything contained in the Program to the





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         contrary, in the case of any Executive who is a party to a severance protection agreement, no failure to perform by the Executive after a Notice of Termination (as defined in the Executive's severance protection agreement) is given by the Executive shall constitute Cause for purposes of the Program.

         (c) Termination of Employment. If an Executive's employment is terminated by the Company (other than for Cause) or by the Executive for any reason within two (2) years following a Change in Control, the Company shall, within thirty (30) days, pay to the Executive a lump sum cash payment equal to the lump sum Actuarial Equivalent of his accrued benefit as of the date of his termination of employment whether or not the Executive is otherwise vested in his accrued benefit; provided, however, that for this purpose, the term Actuarial Equivalent shall have the same meaning as such term is used in Campbell's Soups Retirement and Pension Plan for Salaried Employees as in effect from time to time on or after the Effective Date.

         (d)  Amendment or Termination.

                 (i) This Section 8 shall not be amended or terminated at any time.

                 (ii) For a period of two (2) years following a Change in Control, the Program shall not be terminated or amended in any way, nor shall the manner in which the Program is administered be changed in a way that





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                 adversely affects the Executive's right to existing or future
                 Company provided benefits or contributions provided hereunder, including, but not limited to, any change in, or to, the eligibility requirements, benefit formulae and manner and optional forms of payments.

                 (iii) Any amendment or termination of the Program prior to a Change in Control which (A) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control or (B) otherwise arose in connection with, or in anticipation of, a Change in Control, shall be null and void and shall have no effect whatsoever.





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                                                                    Attachment A

                   SUPPLEMENTAL RETIREMENT BENEFIT AGREEMENT
                          (As Amended March 28, 1991)

         SUPPLEMENTAL RETIREMENT BENEFIT AGREEMENT ("Agreement") between CAMPBELL SOUP COMPANY, a New Jersey corporation ("Company"), and
("Executive"), dated the     day of           , 19   ("Effective Date" of the
Agreement).

                                  WITNESSETH:

         WHEREAS, the Executive is a management or highly compensated employee of the Company or one of its Subsidiaries;

         WHEREAS, the Company maintains certain retirement plans known as the Campbell's Soups Retirement and Pension Plan for Salaried Employees and the Company's excess benefit and supplemental pension arrangements (collectively, "Retirement Plans");

         WHEREAS, the Company has adopted the Supplemental Retirement Benefit Program ("Program"), the text of which is attached to and made a part of this Agreement; and

         WHEREAS, the Company, as an inducement for the Executive to enter into or remain in its employ or the employ of a Subsidiary, wishes to provide some assurance to the Executive, on the terms and conditions stated in the Program and in this Agreement, that his retirement income from designated Company sources, including the Retirement Plans, will meet a specified minimum level;

NOW, THEREFORE, the parties hereby agree as follows:





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1.       DEFINITIONS

         The following words and phrases, as used in this Agreement, shall have these meanings:

         (a) "Adjusted Final Pay" means the Executive's Final Pay as that term is defined in the Qualified Plan, but for that purpose including in "Annualized Earnings", as that term is defined in the Qualified Plan, any contingent awards of incentive compensation awarded to him under Campbell's Soups Management Worldwide Incentive Plan.

         (b) "Board", "Committee", "Nonqualified Plans", "Qualified Plan", "Subsidiary" and "Years of Service" shall have the same meanings as indicated in Section 2 of the Program.

         (c) "Effective Retirement Date" means the Executive's Effective Retirement Date as that term is defined in the Qualified Plan.

         (d) "Normal Retirement Date" means the Executive's Normal Retirement Date as that term is defined in the Qualified Plan.

         (e) "Social Security Covered Compensation" means the average annual amount of compensation on which the old age benefits for an individual age 65 would be computed under the Federal Social Security Act in effect at the time of termination of his employment, assuming such individual had always earned compensation at least equal to the wage base subject to tax under the Federal Insurance Contributions Act.

2.       CONDITIONS TO BENEFIT ENTITLEMENT





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         Subject to the provisions of Section 4(e) of the Program, each payment of benefits under this Agreement shall be subject to the conditions that:

         (a) the Executive's employment with the Company and its Subsidiaries shall not have terminated as a result of dismissal, or resignation without the consent of the Company, within five (5) years after the Effective Date of this Agreement, provided that the termination of employment as a result of death or Total Disability, as that term is defined in the Qualified Plan, at any time after the Effective Date of this Agreement shall not deprive the Executive of benefits based upon his Years of Service to the date of his death or Total Disability.

         (b) the Executive's employment with the Company and its Subsidiaries shall not have been terminated for willful, deliberate or gross misconduct; and

         (c) prior to such payment, the Executive shall not have engaged in conduct materially detrimental to the interests of the Company or any Subsidiary, including, without limitation, engaging in any business competitive with a business in which the Company or a Subsidiary (i) was engaged at any time during the Executive's employment with the Company and its Subsidiaries and (ii) is engaged at the time the Executive is engaged in the competitive business.

3.       BENEFITS

         A.       Benefit Formula





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         The Executive shall, subject to the terms and conditions of Section 2 above and the other provisions of the Program and this Agreement, upon retirement on his Effective Retirement Date, be entitled to a straight life annuity, payable in monthly installments commencing on his Normal Retirement Date and with 60 monthly installments guaranteed, equal to the excess, if any, of (a) over (b) where

                 (a) is the sum of:

                 (i) two and four-tenths (2.4%) of his Adjusted Final Pay up to the Social Security Covered Compensation multiplied by his Years of Service not in excess of five (5), plus one and two tenths percent (1.2%) of his Adjusted Final Pay up to the Social Security Covered Compensation multiplied by his Years of Service, if any, in excess of five (5) but not in excess of twenty (20), plus

                 (ii) three and six tenths percent (3.6%) of his Adjusted Final Pay in excess of the Social Security Covered Compensation multiplied by his Years of Service not in excess of five (5) plus one and eight tenths (1.8%) of his Adjusted Final Pay in excess of the Social Security Covered Compensation multiplied by his Years of Service, if any, in excess of five (5) but not in excess of twenty
         (20); and

                 (b) is the sum of:

                 (i) the straight life annuity payable to the Executive in monthly installments, commencing on his Normal Retirement





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         Date and with 60 monthly installments guaranteed, under the Qualified
         Plan, and

                 (ii) the annual retirement benefit payable to the Executive on a five-year certain and life annuity basis commencing on his Normal Retirement Date under the Nonqualified Plans.

B.       Maximum Benefit

         Notwithstanding the foregoing calculation, the Executive's benefit under the Program shall not exceed the excess of (a) over (b) where

                 (a) is a straight life annuity retirement benefit calculated under the applicable provisions of the Campbell's Soups Retirement and Pension Plan for Salaried Employees calculated as if the Executive had years of service equal to (i) his pensionable service with the Company and prior employers, or (ii) his service with the Company calculated as if he had been employed at age 30, whichever is greater; and

                 (b)      is the sum of:

                 (i) the straight life annuity payable to the Executive in monthly installments, commencing on his Normal Retirement Date and with 60 monthly installments guaranteed, under the Qualified Plan;

                 (ii) the annual retirement benefit payable to the Executive on a five-year certain and life annuity basis commencing on his Normal Retirement Date under the Nonqualified Plans; and

                 (iii) the annual retirement benefit payable to the Executive on a life annuity basis commencing on his Normal Retirement Date under all defined benefit pension plans of prior employers.

         4.      TIME AND FORM OF PAYMENT; BENEFICIARY

         (a) Subject to the provisions of the Program, Section 2 above and the other provisions of this Agreement, the annual retirement benefit payable under Section 3 above shall be paid commencing at the same time and with the same reductions, if any, for commencement of benefits before Normal Retirement Date, and in the same optional form, and shall be provided with the same death benefits, if any, as the Executive's retirement benefits under the Qualified Plan. Any adjustments and reductions shall be made using the same actuarial factors as apply under the Qualified Plan.

         (b) Subject to the provisions of the Program, Section 2 above and the other provisions of this Agreement, if no retirement benefits are payable to the Executive under the Qualified Plan, then the Executive

                 (i) may elect a joint and survivor or any other optional form of payment provided under the Qualified Plan for payment of his benefits under Section 3 above;

                 (ii) may elect to receive his benefits under Section 3 above commencing at the same time as he would be permitted to receive retirement benefits under the Qualified Plan if he were fully vested thereunder; and

                 (iii) shall be provided the same death benefits and optional forms of payment with respect to his benefits under Section 3 above as would be provided under the Qualified Plan if the Executive were fully vested thereunder.

In clauses (i), (ii) and (iii) above, the same terms and conditions (including without limitation actuarial adjustments, early retirement reduction factors, coverage charges, and election requirements) shall apply as would apply under the Qualified Plan.

         (c) The beneficiary of the Executive under the Qualified Plan shall automatically be deemed to be designated as the recipient of the retirement benefits, if any, payable under Section 3 in the event of the Executive's death. If no benefits are payable to the Executive under the Qualified Plan, the Executive may designate a beneficiary to receive the portion, if any, of the benefits payable under Section 3 above in the event of the Executive's death, on the same terms and conditions as apply to the designation of a beneficiary under the Qualified Plan.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the above-recited Effective Date.


[SEAL]                    CAMPBELL SOUP COMPANY





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


ATTEST:                   By:
                             ----------------------------
                                   President




-----------------------
     Secretary





                          -------------------------------
                                      Executive





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